Exhibit 99.B(a)(4)

EXHIBIT A4

SSgA FUNDS

AMENDMENT NO. 25 TO

THE FIRST AMENDED AND RESTATED MASTER TRUST AGREEMENT

Establishment of Additional Sub-Trust

Renaming of Existing Sub-Trust

THIS AMENDMENT NO. 25 to the First Amended and Restated Master Trust Agreement, dated October 13, 1993 (also referred to as the Agreement and Declaration of Trust), is made as of the 6th day of August, 2007:

WITNESSETH:

WHEREAS, pursuant to the Agreement, the Trustees have previously established and designated the following Classes and Sub-Trusts:  (i) Institutional Class:  SSgA Money Market Fund, SSgA US Government Money Market Fund, SSgA S&P 500 Index Fund, SSgA Small Cap Fund, SSgA Disciplined Equity Fund, SSgA International Stock Selection Fund, SSgA Bond Market Fund, SSgA Yield Plus Fund, SSgA US Treasury Money Market Fund, SSgA Growth and Income Fund, SSgA Intermediate Fund, and SSgA Prime Money Market Fund, SSgA Emerging Markets Fund, SSgA Tax Free Money Market Fund, SSgA Tuckerman Active REIT Fund, SSgA Life Solutions Income and Growth Fund, SSgA Life Solutions Balanced Fund, SSgA Life Solutions Growth Fund, SSgA High Yield Bond Fund, SSgA International Growth Opportunities Fund, SSgA Aggressive Equity Fund, SSgA IAM SHARES Fund, SSgA Large Cap Value Fund, SSgA Large Cap Growth Opportunities Fund, SSgA Directional Core Equity Fund and SSgA Enhanced Small Cap Fund; (ii) Class R: SSgA Bond Market Fund Class R Shares, SSgA Aggressive Equity Fund Class R Shares, SSgA Core Opportunities Fund Class R Shares, SSgA Small Cap Fund Class R Shares, SSgA International Stock Selection Fund Class R Shares, SSgA Life Solutions Balanced Fund Class R Shares, SSgA Life Solutions Growth Fund Class R Shares, and SSgA Life Solutions Income and Growth Fund Class R Shares; and (iii) Select Class:  SSgA Emerging Markets Fund Select Class Shares; and

WHEREAS, the Trustees have the authority under Section 4.1 of the Agreement to establish and designate additional separate and distinct sub-trusts and to fix and determine certain relative rights and preferences as between the shares of the Sub-trusts, without shareholder approval;

WHEREAS, the Trustees hereby desire to establish and designate the SSgA Core Edge Equity Fund as an additional Sub-Trust with the relative rights and preferences set forth in Section 4.2 of he Agreement;

WHEREAS, the Trustees hereby desire to change the name of the SSgA Large Cap Growth Opportunities Fund to SSgA Concentrated Growth Opportunities Fund;

WHEREAS, at a duly constituted meeting of the Trustees held on April 11, 2007, the following resolutions were adopted by the Trustees with respect to the establishment of an additional sub-trust:

RESOLVED, that the Investment Company’s officers be, and they hereby are, authorized and directed to prepare and file an amendment to establish the SSgA Core Edge Equity Fund (the “New Funds”) as an additional sub-trust under to the First Amended and Restated Master Trust Agreement (“Trust Agreement”) with the Secretaries of State of the Commonwealth of Massachusetts and State of Washington and the Boston City Clerk.

RESOLVED, that in order to create the New Fund, the officers of the Investment Company be, and they hereby are, authorized and directed to prepare and file a Post-Effective Amendment to the Investment Company’s Registration Statement under the Securities Act of 1933 and a Post-Effective Amendment to the Investment Company’s Registration Statement under the Investment Company Act of 1940, respectively, with the Securities and Exchange Commission (the “Amendments”).

WHEREAS, at a duly constituted meeting of the Trustees held on April 11, 2007, the following resolutions were adopted by the Trustees with respect to the renaming of an existing sub-trust:

RESOLVED, that subject to shareholder approval of the Fund’s changing from a diversified company to a non-diversified company, SSgA’s Large Cap Growth Opportunities Fund change its name to the SSgA Concentrated Growth Opportunities Fund.

RESOLVED, that the officers of the Funds be, and each of them hereby is, authorized, empowered and directed to take such steps as are necessary or desirable to carry out each of the foregoing resolutions and to otherwise give effect to the intentions thereof.

NOW, THEREFORE,

The first paragraph of Section 4.2 of the Agreement and Declaration of Trust is hereby amended to read in pertinent part as follows:

“Section 4.2  Establishment and Designation of Sub-Trusts.  Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby establish and designate the following Classes and Sub-Trusts:  (i) Institutional Class:  SSgA Money Market Fund, SSgA US Government Money Market Fund, SSgA S&P 500 Index Fund, SSgA Small Cap Fund, SSgA Disciplined Equity Fund, SSgA International Stock Selection Fund, SSgA Bond Market Fund, SSgA Yield Plus Fund, SSgA US Treasury Money Market Fund, SSgA Growth and Income Fund, SSgA Intermediate Fund, SSgA Prime Money Market Fund, SSgA Emerging Markets Fund, SSgA Tax Free Money Market Fund, SSgA Tuckerman Active REIT Fund, SSgA Life Solutions Income and Growth Fund, SSgA Life Solutions Balanced Fund, SSgA Life Solutions Growth Fund, SSgA High Yield Bond Fund, SSgA International Growth Opportunities Fund, SSgA Aggressive Equity Fund, SSgA IAM SHARES Fund, SSgA Large Cap Value Fund, SSgA Concentrated Growth Opportunities

Fund, SSgA Directional Core Equity Fund, SSgA Enhanced Small Cap Fund and SSgA Core Edge Equity Fund; (ii) Class R: SSgA Bond Market Fund Class R Shares, SSgA Aggressive Equity Fund Class R Shares, SSgA Core Opportunities Fund Class R Shares, SSgA Small Cap Fund Class R Shares, SSgA International Stock Selection Fund Class R Shares, SSgA Life Solutions Balanced Fund Class R Shares, SSgA Life Solutions Growth Fund Class R Shares, and SSgA Life Solutions Income and Growth Fund Class R Shares; and (iii) Select Class:  SSgA Emerging Markets Fund Select Class Shares. The Shares of each Sub-Trust and any Shares of any further Sub-Trusts that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust at the time of establishing and designating the same) have the following relative rights and preferences:”

The undersigned hereby certifies that the Amendment set forth above has been duly adopted in accordance with the provisions of the Master Trust Agreement.

IN WITNESS WHEREOF, the undersigned has hereunto set her hand as of the day and year first above written.

SSgA FUNDS

/S/ Carla L. Anderson
Carla L. Anderson
Assistant Secretary